                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934



                                 June 5, 2001
               Date of report (Date of earliest event reported)



                              G & L REALTY CORP.
                              ------------------
              (Exact name of registrant as specified in charter)



           Maryland                         1-12566                       95-4449388
--------------------------------------------------------------------------------------------
(State or Other Jurisdiction of    (Commission File Number)     (IRS Employer Identification
        Incorporation)                                                       No.)

             439 N. Bedford Drive, Beverly Hills, California 90210
             -----------------------------------------------------
           (Address of principal executive of offices)   (Zip code)

       Registrant's telephone number including area code: (310) 273-9930

                                Not applicable.
                    --------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.   Other Events.

          On June 6, 2001, G & L Realty Corp. announced that on June 5, 2001, Lyle Weisman and certain of his associates (the "Weisman Group") delivered to the special committee of the board of directors a proposal to acquire, at the election of the Company, either (a) all of the issued and outstanding common stock of the Company (the Company has been advised that this would include the common stock issuable upon conversion of partnership units), but not less than a majority, at a cash price equal to $15.00 per share of common stock, or (b) all of the assets of the Company at an all cash purchase price equivalent to $15.00 per share of common stock (the "Weisman Proposal"). The full text of the press release and the Weisman Proposal are included in Exhibit 99 to this report and are incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

Exhibit             Description
  No.

 99.1 Press Release issued by G & L Realty Corp. on June 6, 2001 announcing receipt of a proposal from Lyle Weisman and his associates.

 99.2 Letter dated June 5, 2001 from Lyle Weisman and his associates to the special committee regarding a proposal to acquire the common stock or assets of the Company.
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                                  SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              G & L REALTY CORP.


                              By:  /s/ David E. Hamer
                                   ------------------------
                                   David E. Hamer
                                   Chief Accounting Officer

DATED:    June 6, 2001